UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2003

EOS INTERNATIONAL, INC. (Exact name of registrant as specified in its charter)

Delaware ——————————— (State or other jurisdiction of incorporation)	0-15586 ——————————— (Commission File Number)	52-1373960 ————————— (IRS Employer Identification Number)

888 7th Avenue, 13th Floor, New York, New York (Address of principal executive offices)	10106 (Zip code)

Registrant’s telephone number, including area code: (212) 887-6869

Not Applicable (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events and Regulation FD Disclosure

        1.        On September 29, 2003, Eos International, Inc., a Delaware corporation (the “Company”), announced that pursuant to the terms of an employment agreement between the Company and Jose Ferreira, Jr. dated as of September 24, 2003 (the “Employment Agreement”), Jose Ferreira, Jr. became President and Chief Executive Officer of the Company, effective September 29, 2003 (the “Commencement Date”). Mr. Ferreira was also elected to serve as a director of the Company.

        Mr. Ferreira succeeds James M. Cascino, who will remain with the Company and continue as President and Chief Executive Officer of the Company’s wholly-owned subsidiary I.F.S. of New Jersey, Inc. as well as a member of the Board of Directors of the Company. Mr. Cascino has also been named to the newly created position of Corporate Executive Vice President of the Company.

        In connection with the Employment Agreement, the Company granted to Mr. Ferreira 10 million shares of Company common stock (the “Grant”), two million shares of which vested upon grant and the remaining eight million shares of which are to vest in equal portions on each of the first and second anniversaries of the date of grant, respectively, provided that Mr. Ferreira is Chief Executive Officer of the Company on such dates (subject to earlier vesting upon a change of control of the Company or the termination of Mr. Ferreira’s employment for certain reasons, all as set forth in the Employment Agreement). Mr. Ferreira elected to defer the two million shares vesting on the Commencement Date and, prior to the respective vesting dates, Mr. Ferreira may elect to defer receipt of the remaining eight million shares. Pending vesting or expiration of the deferral of the shares, the shares will be held in trust, during which time voting rights with respect to the shares will be exercised by the Compensation Committee of the Board of Directors of the Company. Mr. Ferreira may not dispose of any unvested or deferred shares for so long as they are unvested or deferred.

        2.        On September 23, 2003, the Company and each of Weichert Enterprise LLC, a Delaware limited liability company (“Weichert”), and DL Holdings I, LLC, a Delaware limited liability company (“DL Holdings,” and together with Weichert, the “Former Bridge Lenders”), respectively, entered into First Amendments to the Amended and Restated Common Stock Purchase Warrants issued by the Company on January 14, 2003 (the “Warrants”) to purchase an aggregate of 3,000,000 shares of Company common stock at an exercise price of $0.25 per share (together, the “Amendments”). The Amendments amend the Warrants to provide that the Grant constitutes an “Excluded Transaction” and will not constitute an “Anti-dilution Adjustment” pursuant to the terms of Section 5 of each of the Warrants.

        3.        On September 23, 2003, the Board of Directors of the Company adopted the Eos International, Inc. 2003 Deferred Compensation Plan, pursuant to which to the Company will provide eligible employees of the Company with the opportunity to elect to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment options.

        4.        On September 15, 2003, the Company and the Former Bridge Lenders entered into an agreement, dated September 15, 2003 (the “September 15 Agreement”). Pursuant to the September 15 Agreement, the parties agreed that certain expenses of the Company constitute “Qualified Expenses” under the agreement among the parties dated as of January 14, 2003 (the “January 14 Agreement”) for which the Company could utilize $225,000 of the $1.2 million segregated into an account selected with the approval of the Former Bridge Lenders pursuant to the January 14 Agreement.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Title

10.120	Employment Agreement, dated as of September 24, 2003, by and between Eos International, Inc. and Jose Ferreira, Jr.

10.121	Engagement Agreement, dated as of September 24, 2003, by and between Eos International, Inc. and Woodclyffe Group, L.L.C.

10.122	First Amendment to Eos International, Inc. Amended and Restated Common Stock Purchase Warrant issued to DL Holdings I, L.L.C., on January 14, 2003, dated as of September 23, 2003

10.123	First Amendment to Eos International, Inc. Amended and Restated Common Stock Purchase Warrant issued to Weichert Enterprise LLC on January 14, 2003, dated as of September 23, 2003

10.124	Eos International, Inc. 2003 Deferred Compensation Plan

10.125	Agreement, dated September 15, 2003, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

99	Press Release dated September 29, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2003	EOS INTERNATIONAL, INC. By: JACK B. HOOD —————————————— Jack B. Hood Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Title

10.120	Employment Agreement, dated as of September 24, 2003, by and between Eos International, Inc. and Jose Ferreira, Jr.

10.121	Engagement Agreement, dated as of September 24, 2003, by and between Eos International, Inc. and Woodclyffe Group, L.L.C.

10.122	First Amendment to Eos International, Inc. Amended and Restated Common Stock Purchase Warrant issued to DL Holdings I, L.L.C. on January 14, 2003, dated as of September 23, 2003

10.123	First Amendment to Eos International, Inc. Amended and Restated Common Stock Purchase Warrant issued to Weichert Enterprise LLC on January 14, 2003, dated as of September 23, 2003

10.124	Eos International, Inc. 2003 Deferred Compensation Plan

10.125	Agreement, dated September 15, 2003, by and among Eos International, Inc., DL Holdings I, L.L.C., and Weichert Enterprise LLC

99	Press Release dated September 29, 2003

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